Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-187998, 333-238965, 333-232595, 333-228335, 333-224886, 333-218080, 333-203728, 333-188002, 333-175696, 333-160377, 333-133963, 333-98841, 333-258305, 333-267641, 333-269604 and 333-277220 on Form S-8 of our report dated March 4, 2022 relating to the consolidated financial statements of Westwood Holdings Group, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Dallas, Texas
March 7, 2024